                                   EXHIBIT 7

                         Latest Report of Condition of
                         Trustee published pursuant to
                         law or the requirement of its
                       surviving or examining authority.

LaSalle National Bank              Call Date:  6/30/97          ST-BK: 17-1520              FFIEC        031
135 South LaSalle Street                                                                    Page    RC-1
Chicago, IL  60603                 Vendor ID: D                 CERT: 15407                   11

Transit Number:  71000505

Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for June 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                           Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):         RCFD
                                                                                     ----
    a. Noninterest-bearing balances and currency and coin (1)                        0081         744,692     1.a
    b. Interest-bearing balances (2)                                                 0071             513     1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)                    1754         996,943     2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)                  1773       3,495,646     2.b
 3. Federal funds sold and securities purchased under agreements to resell           1350         232,387     3
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income         RCFD
                                                        ----
       (from Schedule RC-C)                             2122    9,602,698                                     4.a
    b. LESS: Allowance for loan and lease losses        3123      189,763                                     4.b
    c. LESS: Allocated transfer risk reserve            3128            0                                     4.c
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c)                           2125       9,412,935     4.d
 5. Trading assets (from Schedule RC-D)                                              3545         112,347     5
 6. Premises and fixed assets (including capitalized leases)                         2145          44,456     6
 7. Other real estate owned (from Schedule RC-M)                                     2150           3,141     7
 8. Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)                                                                   2130               0     8
 9. Customers' liability to this bank on acceptances outstanding                     2155          11,097     9
10. Intangible assets (from Schedule RC-M)                                           2143          20,933     10
11. Other assets (from Schedule RC-F)                                                2160         308,830     11
12. Total assets (sum of items 1 through 11)                                         2170      15,383,920     12

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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


LaSalle National Bank              Call Date:  6/30/97                ST-BK:  17-1520              FFIEC       031
135 South LaSalle Street                                                                          Page    RC-  2
Chicago, IL  60603                 Vendor ID: D                       CERT:  15407                    12

Transit Number:  71000505

Schedule RC - Continued
                                                                                               Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of                                         RCON
       columns A and C from Schedule RC-E, part I)                                   ----
                                                                                     2200       8,057,102           13.a
                                                               RCON
                                                               ----
        (1) Noninterest-bearing (1)                            6631    2,057,727                                    13.a.1
        (2) Interest-bearing                                   6636    5,999,375                                    13.a.2
                                                                                     RCFN
   b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs (from           ----
       Schedule RC-E, part II)                                                       2200       2,006,523           13.b
                                                               RCFN
                                                               ----
       (1) Noninterest-bearing                                 6631            0                                    13.b.1
       (2) Interest-bearing                                    6636    2,006,523                                    13.b.2
                                                                                     RCFD
                                                                                     ----
14. Federal funds purchased and securities sold under agreements to repurchase       2800       1,556,756           14.
                                                                                     RCON
                                                                                     ----
15. a. Demand notes issued to the U.S. Treasury                                      2840         692,219           15.a
                                                                                     RCFD
    b. Trading liabilities (from Schedule RC-D)                                      3548          58,221           15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less                                 2332       1,379,144           16.a
    b. With a remaining maturity of more than one year through three years           A547          15,762           16.b
    c. With a remaining maturity of more than three years                            A548          16,512           16.c
17. Not applicable.
18. Bank's liability on acceptances executed and outstanding                         2920          11,097           18.
19. Subordinated notes and debentures (2)                                            3200         396,250           19.
20. Other liabilities (from Schedule RC-G)                                           2930         212,679           20.
21. Total liabilities (sum of items 13 through 20)                                   2948      14,402,265           21.
22. Not applicable.

EQUITY CAPITAL
                                                                                     RCFD
                                                                                     ----
23. Perpetual preferred stock and related surplus                                    3838               0           23.
24. Common stock                                                                     3230          18,417           24.
25. Surplus (exclude all surplus related to preferred stock)                         3839         275,636           25.
26. a. Undivided profits and capital reserves                                        3632         670,189           26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities        8434          17,413           26.b
27. Cumulative foreign currency translation adjustments                              3284               0           27
28. Total equity capital (sum of items 23 through 27)                                3210         981,655           28
29. Total liabilities and equity capital (sum of items 21 and 28)                    3300      15,383,920           29

Memorandum
To be reported only with the March Report of Condition.
  1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
     the bank by independent  external auditors as of any date during 1996           RCFD        Number
                                                                                     ----        ------
                                                                                     6724         N/A               M.1
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1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
    (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state charter-ing authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

-----------
(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.